Exhibit 99.1
COMARCO ANNOUNCES EXECUTIVE LEADERSHIP CHANGES
LAKE FOREST, CA, August 18, 2011 — Comarco, Inc. (OTC: CMRO), a leading provider of innovative mobile power solutions through its ChargeSource® line of mobile power products that can power and charge most mobile electronics anywhere in the world with a single device, today announced changes to its executive leadership.
Today, Comarco announced that Thomas W. Lanni, 58, was appointed as the Company’s President and Chief Executive Officer effective August 15, 2011. Mr. Lanni, who previously served as the Company’s Chief Technology Officer, replaces Fredrik Torstensson, who had served as the company’s interim President and Chief Executive Officer until his employment with the company terminated on August 15, 2011. The Company’s Board of Directors also appointed Mr. Lanni as a Director of the Company effective August 15, 2011.
“The Board of Directors looks forward to working with Tom to successfully launch the Company’s newest and most innovative products, and to develop further Comarco’s technology and lead its direct sales initiatives,” said Michael R. Levin, the Chairman of the Board of Directors. “Tom has created all of Comarco’s power-related technologies in his seventeen years with the company, and has the insight and drive to expand the Company’s leadership in mobile power adapters,” Mr. Levin continued.
“I am excited about the prospects for Comarco, its products, and its intellectual property, and look forward to working with the management team and the Board of Directors to position the Company to capitalize on the high-growth and high-margin opportunities that exist for our products,” said Mr. Lanni. “We have a superb team in place with the right talents needed to transform the marketplace for mobile power supply devices with our products.”
Mr. Lanni has more than 27 years of experience in the technology of power systems and joined the Company in 1994. Prior to joining the Company, he was President of Power Conversion Technologies, Inc. (from 1992 to 1994). From 1987 to 1992, he was Vice President of Engineering at Bruno New York Industries Inc., a military weaponry specialist firm. Prior to that position, from 1982 to 1987, he was Engineering Group Leader at Aerospace Avionics, Inc., a company whose various manufacturing activities are carried out through its Aerospace, Specialty Engineering, Medical and Detection divisions.
About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of innovative, patented mobile power solutions that can be used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices with a single device. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.
25541 Commercentre Dr., Suite 250, Lake Forest, CA 92630     Office: (949) 599-7400     Fax: (949) 599-1430

Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Any statements in this news release that are not statements of historical facts constitute forward-looking statements, which are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to, improving the Company’s business prospects and creating value for shareholders. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure that the results or prospects contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as may be required by applicable law.

Company Contacts:
Tom Lanni	Alisha Charlton
President and CEO	VP and Chief Accounting Officer
Comarco, Inc.	Comarco, Inc.
(949) 599-7460	(949) 599-7551
tlanni@comarco.com	acharlton@comarco.com
25541 Commercentre Dr., Suite 250, Lake Forest, CA 92630     Office: (949) 599-7400     Fax: (949) 599-1430